Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign the Annual Report on Form 10-K of Cullen/Frost Bankers, Inc. for the fiscal year ended December 31, 2004, to sign any and all amendments thereto, and to file such Annual Report and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ T.C. FROST T.C. Frost	Senior Chairman of the Board and Director	January 27, 2005
/s/ RICHARD W. EVANS, JR. Richard W. Evans, Jr.	Chairman of the Board and Director (Principal Executive Officer)	January 27, 2005
/s/ R. DENNY ALEXANDER R. Denny Alexander	Director	January 27, 2005
/s/ CARLOS ALVAREZ Carlos Alvarez	Director	January 27, 2005
/s/ ISAAC ARNOLD, JR. Isaac Arnold, Jr.	Director	January 27, 2005
/s/ ROYCE S. CALDWELL Royce S. Caldwell	Director	January 27, 2005
/s/ HARRY H. CULLEN Harry H. Cullen	Director	January 27, 2005
/s/ EUGENE H. DAWSON, SR. Eugene H. Dawson, Sr.	Director	January 27, 2005
/s/ RUBEN M. ESCOBEDO Ruben M. Escobedo	Director	January 27, 2005
/s/ PATRICK B. FROST Patrick B. Frost	Director and President of The Frost National Bank	January 27, 2005

Signature	Title	Date

/s/ JOE R. FULTON Joe R. Fulton	Director	January 27, 2005
/s/ PRESTON M. GEREN III Preston M. Geren III	Director	January 27, 2005
/s/ JAMES L. HAYNE James L. Hayne	Director	January 27, 2005
/s/ KAREN E. JENNINGS Karen E. Jennings	Director	January 27, 2005
/s/ RICHARD M. KLEBERG, III Richard M. Kleberg, III	Director	January 27, 2005
/s/ ROBERT S. McCLANE Robert S. McClane	Director	January 27, 2005
/s/ IDA CLEMENT STEEN Ida Clement Steen	Director	January 27, 2005
/s/ HORACE WILKINS, JR. Horace Wilkins, Jr.	Director	January 27, 2005
/s/ MARY BETH WILLIAMSON Mary Beth Williamson	Director	January 27, 2005